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EXHIBIT 21.1     SUBSIDIARIES OF APPLIEDTHEORY CORPORATION



THE COMPANY HAS THE FOLLOWING DOMESTIC WHOLLY-OWNED SUBSIDIARIES:

1.    APPLIEDTHEORY CALIFORNIA CORPORATION, A DELAWARE CORPORATION

2.    APPLIEDTHEORY SEATTLE CORPORATION, A WASHINGTON CORPORATION

3.    APPLIEDTHEORY AUSTIN CORPORATION, A TEXAS CORPORATION

4.    APPLIEDTHEORY VIRGINIA CORPORATION, A VIRGINIA CORPORATION

5.    APPLIEDTHEORY GEORGIA CORPORATION, A GEORGIA CORPORATION

6.    TABOR INTERACTIVE, INC., A COLORADO CORPORATION

7.    APPLIEDTHEORY NEW JERSEY CORPORATION, A DELAWARE CORPORATION